Exhibit 31.1

CERTIFICATION

I, Richard A. Barasch, Chief Executive Officer of the registrant, certify that:

1.                                      I have reviewed this annual report on Form 10-K of Universal American Corp.;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2017

/s/ RICHARD A. BARASCH
Richard A. Barasch Chief Executive Officer